EXHIBIT 10.72

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement ("Agreement") is entered into as of the 5TH day of April, 2004, by and between National Education Loan Network, Inc., a Nevada corporation (the "Buyer") and INFINET Integrated Solutions, Inc., an Illinois corporation (the "Company").

                                    RECITALS

        The parties desire that Company issues and sells to Buyer and Buyer purchases from Company upon the terms and conditions hereinafter set forth all of the capital stock representing a 50.0% equity interest in Company immediately after all transactions contemplated or referenced in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and in consideration of and in reliance upon the representations, warranties and obligations in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                PURCHASE OF STOCK

        1.1    DEFINITION REFERENCE. Certain capitalized terms are defined in
Section 8.1.

        1.2 PURCHASE OF STOCK. Subject to the terms of this Agreement, Company agrees to issue, sell, transfer and assign (or cause to be sold, transferred and assigned) to Buyer free of all Liens, and Buyer agrees to purchase, such number of shares of the Company's issued and outstanding capital stock ("Stock") so as to cause Buyer, immediately following such issuance and the transactions specified in Section 2.1.1, to own 50% of the Stock (with such number of shares currently estimated to be 8,454,884 shares of Class A common stock and 6,771 shares of Class B common stock) (the "Purchased Stock"). The precise number of shares of Purchased Stock shall be determined following the redemptions of Stock as provided in Section 2.1.1, provided, however, that the number of shares acquired by Buyer shall, in any event, result in the Buyer owning 50% of the Stock following the Closing.

                                   ARTICLE II
                                  CONSIDERATION

        2.1 PURCHASE PRICE. In consideration of the Purchased Stock, Buyer will pay Company the aggregate purchase price of $4,860,000.00 (the "Purchase Price"), payable as set forth below.

               2.1.1 CLOSING PAYMENT. At Closing, Buyer will simultaneously pay all parties by wire transfer in immediately available funds the amount of the Purchase Price, in the following manner: (i) that portion ($2,280,739.89) of the Purchase Price necessary to redeem all shares of Stock held by UICI (the "UICI Stock") and satisfy in full the balance of principal and accrued interest through March 31, 2004 under that certain Senior Subordinated Convertible Note dated as of January 21, 2003, executed and delivered by the Company to UICI (the "UICI Note"), shall be paid on behalf of the Company to UICI in return for a

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release of rights executed by UICI in form and substance satisfactory to Buyer
(the "UICI Payment"); it being understood that $2,250,822.08 of the UICI Payment relates to the repurchase of the UICI Stock and the UICI Note and $29,917.81 of the UICI Payment relates to accrued interest under the UICI Note through March 31, 2004, with accrued interest from April 1, 2004 through Closing to be paid directly by the Company to UICI at Closing; (ii) that portion ($320,743.16) of the Purchase Price necessary to redeem Stock from shareholders of the Company wishing to end their ownership in the Company, as set forth in Schedule 2.1.1(a) attached hereto ("Selling Shareholders") shall be paid to such Selling Shareholders on behalf of the Company in return for a release of rights executed by the Selling Shareholders, as well as documentation evidencing such redemptions in form and substance satisfactory to Buyer; and (iii) the balance ($2,258,516.95) of the Purchase Price shall be paid to the Company. Such balance of the Purchase Price shall be retained within the Company to be utilized as operating capital in the ordinary course of business. Such payments shall be made in immediately available funds via wire transfer of the amounts and to the accounts specified in Schedule 2.1.1(b) attached hereto.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

        The Company represents and warrants to Buyer, with respect to the Company and each of the Subsidiaries (which subsidiaries, for the purpose of this Article III shall be included in the term "Company" except where otherwise noted), as of the date of this Agreement and as of Closing, as follows:

        3.1 OWNERSHIP OF STOCK. Upon the delivery to the Buyer of the endorsed stock certificates the Buyer will be the title and beneficial owner of the Purchased Stock, which shall constitute 50.0% of the Stock (voting and nonvoting) of the Company, and which shall be free and clear from all Liens of any nature.

        3.2 AUTHORIZATION; ORGANIZATION AND STANDING; NON-CONTRAVENTION. The Company has the necessary power and authority to execute and deliver this Agreement and to perform the obligations to be performed by the Company hereunder, and this Agreement is valid and binding upon the Company and enforceable in accordance with its terms. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and the performance by the Company of the terms of this Agreement will not (a) violate any Law, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, modify or cancel, or require any notice under any contract to which the Company is a party or by which the Company is bound or which any of its assets are subject, (c) violate provisions of the Company's articles of incorporation or bylaws, or (d) result in acceleration of any obligation under, or constitute an event of default under any order, judgment or decree to which the Company is bound. No approval, authorization, license, permit or other action by, or filing with, any Governmental Authority or non-governmental third party, or of the directors of the Company is required that has not been obtained in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

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        3.3 INTELLECTUAL PROPERTY. Schedule 3.3(a) attached hereto sets forth a complete list of all patents, pending patent applications and registration certificates (including a brief description of the subject matter thereof, the jurisdiction, the date of issue or filing and the patent or application number), all trade names, trade marks and service marks and applications therefor, all copyright registrations, all copyrights not registered, all internet domain name registrations of the Company, and all source codes used in the business and operations of the Company and the Subsidiaries as presently conducted (collectively, the "Intellectual Property"). Except as set forth on Schedule 3.3(b), the Company is the sole and exclusive owner of the entire right, title and interest in and to the Intellectual Property, free of any and all Liens, and there are no pending, or to the Company's knowledge, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. No Person is infringing the Intellectual Property, and none of the Intellectual Property is infringing upon the intellectual property rights of any other Persons.

        3.4    ORGANIZATION AND STANDING OF COMPANY.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, its state of incorporation, and is legally qualified to transact business and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of properties owned or leased by it makes such qualification necessary, except in such jurisdiction where failure to be so duly qualified would not have a material adverse effect upon the Company. A list of the jurisdictions in which the Company is qualified to transact business is set forth in
        Schedule 3.4(a) attached hereto.

               (b) The Company has delivered to Buyer a true and complete copy of Company's articles of incorporation and bylaws, and any amendments thereto, presently in effect. The minute books of the Company are in good order, true, complete, correct and up-to-date, and with all necessary signatures, setting forth all meetings and actions taken by the shareholders and directors of the Company. The stock transfer books and stock ledgers of the Company are in good order, true, complete, correct and up-to-date, with all necessary signatures, and set forth all stock certificates issued, transferred and surrendered. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

               (c) The Company's authorized capital stock consists of 100 million shares of Class A common stock, no par value, and 1 million shares of Class B non-voting common stock, no par value per share.
        Schedule 3.4(c) attached hereto sets forth the number of shares of Stock that are issued and outstanding and owned by the persons set forth in
        Schedule 3.4(c) attached hereto as of the date of this Agreement. The Purchased Stock will be duly authorized, issued and transferable to Buyer as of the Closing Date. The Purchased Stock is duly authorized, validly issued, fully paid, non-assessable and free of and not subject to any shareholder's preemptive rights that have not been waived, and is subject to no restrictions with respect to transferability other than as specified in the Stockholder's Agreement. Except as set forth in
        Schedule 3.4(c) hereto, there are no outstanding or authorized stock

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        appreciation, phantom stock, profit participation or similar rights with respect to Company. Except as set forth in Schedule 3.4(c) hereto, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Purchased Stock. Except as set forth in
        Schedule 3.4(c) hereto, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, rights of first refusal or other agreements or arrangements of any nature whatsoever under which the Company or any shareholder thereof are or may become obligated to issue, assign or transfer any shares of the capital stock of Company.

               (d) The Company has all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. None of the licenses, permits and authorizations of Company will be terminated or are terminable due to consummation of the transaction provided for herein.

        3.5 GOOD TITLE TO ASSETS. The Company is the sole and unconditional owner of, and has good and marketable title, free and clear of any Liens, to the properties and assets used by it, located on its premises, or shown in the most recent financial statements. The properties and assets owned by the Company as of the Closing Date shall permit Company to continue and carry on business and operations in the ordinary course of business.

        3.6 MATERIAL CONTRACTS. Schedule 3.6 attached hereto is a true and complete schedule of all of the agreements which are binding upon the Company, and which individually involve purchases, sales, transfers or services aggregating in excess of $25,000, with respect to any benefit plans, for the purchase of materials, supplies, services or equipment, for the borrowing of money, for the acquisition of a business or asset, with respect to transfers of licenses of software, or other existing agreements pertaining to or affecting the Company. True, correct and complete copies of all documents referred to in
Schedule 3.6 have been delivered to Buyer. No Person has claimed that any of such agreements listed in Schedule 3.6 are invalid or unenforceable or in default. None of such agreements contain any provision which will or could result in termination or modification of any term upon change in control of the Company. With respect to each of the agreements listed in Schedule 3.6, such agreement is legal, valid, binding, enforceable and in full force and effect and/or continue to be so following consummation of the transaction contemplated hereby, and no party is in breach or default and no event has occurred which with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration under such agreement.

        3.7 SUBSIDIARIES. The Company has no Subsidiary with the exception of those set forth in Schedule 3.7 attached hereto, and each of the representations and warranties made with respect to the Company shall be fully applicable to each of the Subsidiaries.

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        3.8 LITIGATION. There are no actions, claims, proceedings, litigation, state or federal equal employment opportunity commission proceedings or, to the Company's knowledge, investigations pending or threatened against the Company with respect to its business, that could reasonably be expected to have, directly or indirectly, individually or in aggregate, a material adverse effect upon the Company. All pending litigation is identified in Schedule 3.8 attached hereto.

        3.9 COMPLIANCE WITH LAWS. The Company has complied in all material respects and is complying in all material respects with all Laws, and the Company has not received notice of violation of any applicable Law.

        3.10 COMPENSATION OF EMPLOYEES. The Company has furnished to Buyer a true, correct and complete list of the names and job titles of all persons who are employees of the Company, together with annual base salaries, bonuses and commissions of such employees, attached hereto as Schedule 3.10(a). There are no arrearages in the payment of wages or salaries to such employees. Other than the employment agreements listed in Schedule 3.10(b) attached hereto, the Company has no employment agreements, compensation or deferred compensation arrangements or consulting agreements with any employee or other person or entity which is in writing or which is not terminable at will. The information contained in
Schedule 3.10 will be accurate and shall not have been modified as of the Closing Date.

        3.11 TAXES. All material tax returns required to be filed prior to the Closing Date have been filed in a timely manner and are true, complete and correct in all material respects. All material taxes relating to the Company due on or before the Closing Date have been timely and fully paid. The charges, accruals and reserves for taxes due, or accrued but not yet due, relating to the Company for any tax period prior to the Closing Date as reflected on the books of the Company are adequate to cover such taxes. No penalties or other charges of any nature are or will become due with respect to the late filing of any tax returns required to be filed on or before the Closing Date. All material taxes that the Company is required by Law to withhold or collect have, in all respects, been duly withheld or collected and have been timely paid over to the extent due and payable. There are no tax sharing agreements to which the Company is now or ever has been a party. The Company is not a party to any agreement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of ss. 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The Company is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

        3.12 EMPLOYEE BENEFIT PLANS. Except as identified and described in
Schedule 3.12 attached hereto, the Company does not have "employee benefit plans" as that term is defined in the Employee Retirement Income Security Act of 1974, as amended, that currently are maintained by, sponsored in whole or in part by or contributed to, by or on behalf of the Company as applicable, for the benefit of the respective employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries. Schedule 3.12 consists of a true, correct and complete copy of the employee handbook in effect with respect to the Company's employees as of the date hereof, which handbook contains true and complete copies or summaries of all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other material incentive plans, all other material written employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all material medical, vision,

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dental or other health plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by, or on behalf of, the Company for the benefit of its employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries who are eligible to participate therein (the "Benefit Plans"). Neither the Company nor any ERISA affiliate of the Company (which for purposes of this Agreement shall mean any entity required to be aggregated with the Company under Code Sections 414(b), (c), (m) or (o) which maintains or has maintained any multi-employer plan within the meaning of Section 3(37) of ERISA. All Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Code and any other applicable laws, rules and regulations. No Benefit Plan which is a Defined Benefit Pension Plan (within the meaning of ERISA) has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. No Benefit Plan has an "accumulated funding deficiency" as defined in Code Section 412. No event has occurred with respect to a Benefit Plan that could subject the Company to liability under Title IV of ERISA. No Benefit Plan has been funded or administered in a manner that would result in Liability for any Tax or penalty for overfunding or prohibited transactions under applicable law.

        3.13 ABSENCE OF CERTAIN EVENTS. Except as otherwise disclosed in
Schedule 3.13, since December 31, 2003, there has not been:

               (a) an amendment to the Company's articles of incorporation or bylaws, or merger with or into or consolidation with any Person, change or agreement to change any agreements to which the Company is a party or the character or the business of the Company;

               (b) any dividends declared or paid or other distributions of any kind to the Company's shareholders declared or made, or any direct or indirect redemption, purchase, retirement or other acquisition of any of the Stock, without the prior written consent of Buyer in its discretion;

               (c) any loan or advance made to any of the Company's officers, directors, employees, consultants, agents, shareholders or any other loan or advance made otherwise than in the ordinary course of business;

               (d) any change in the financial condition, properties, business or operations of the Company or any event or circumstance which is, or may result in, singly or in the aggregate, a material adverse effect on the Company;

               (e) any loss affecting any asset of the Company, unless such loss could not reasonably be expected to result in a material adverse effect upon the Company;

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               (f) any strike or other labor trouble or dispute has resulted in or may result in a material adverse effect upon the Company;

               (g) any loss of any permit, license, qualification or certificate of authority held by the Company;

               (h) any indebtedness, Liability or obligation incurred by Company or any transaction entered into by the Company, other than in the ordinary course of business, or any guarantee by the Company of any indebtedness, Liability or obligation of any other Person;

               (i) any obligation, Liability or Lien, paid, discharged or satisfied by or on behalf of the Company other than the current Liabilities reflected in the most recent financial statement;

               (j) any sale, transfer or other disposition of any asset of the Company having a book value in excess of $10,000 in a single instance and $25,000 in the aggregate, or any cancellation of any debt or claim of the Company having a book value in excess of $10,000 in a single instance and $25,000 in the aggregate, except in the ordinary course of business;

               (k) any material change in, or any contract to materially change, the compensation or other direct or indirect remuneration payable to any officer, employee or agent of the Company or any bonus, incentive or deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, or any employment or consulting agreement, granted, entered into or materially amended or altered, other than in the ordinary course of business or as required pursuant to an existing employment agreement;

               (l) any capital expenditure, addition or improvement made or committed to be made by or on behalf of the Company in excess of $25,000 with respect to any single expenditure, addition or improvement of Company;

               (m) any termination or failure to renew, or receipt of a threat (that was not subsequently withdrawn) by a third party to terminate or fail to renew any material agreement to which the Company is a party;

               (n) any material failure to maintain the books and records of the Company in the usual, regular and ordinary manner, consistent with past practice, or any material change in the accounting principle or practice of the Company; or

               (o) any write-off as uncollectible of any receivables, or any portion thereof; or

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               (p) any adverse change in the business, financial condition, operations, results of operations or future prospects of the Company.

        3.14 FINANCIAL STATEMENTS. Schedule 3.14 attached hereto contains an unaudited balance sheet of Company as of December 31, 2000 and December 31, 2001, an audited financial statement as of, and for the period ending on, December 31, 2002, an unaudited financial statement as of, and for the period ending on, December 31, 2003, and unaudited interim financial statements as of, and for the one month periods ended, January 31, 2004 and February 28, 2004, relating to the Company (collectively, the "Financial Statements"). Such information fairly presents the financial condition and results of operation of the Company as of and for such periods, has been prepared on a consistent basis throughout the periods covered thereby, and is consistent with the books and records of the Company. All of the Financial Statements have been prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby, with the exception, in some cases, of the absence of footnote disclosure and year-end adjustments.

        3.15 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any direct or indirect, primary or secondary, Liability of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise that will have, or is reasonably likely to have, individually or in the aggregate, a material adverse effect upon the Company, except for the Liabilities which are accrued or reserved against and reflected upon the Financial Statements of the Company or that have been incurred since December 31, 2003 in the ordinary course of business aggregating up to a maximum of approximately $125,000 (excluding legal and accounting fees related to this transaction, annual insurance payments and accrued interest owing to UICI). There are, following payment to UICI pursuant to Section 2.1.1(i) hereof, currently no outstanding Liabilities of the Company other than to Harris Bank and trade payables in the ordinary course of business. The current balance of indebtedness owed to Harris Bank by the Company is approximately $600,000. The aggregate of all Liabilities pursuant to accounts payable or other indebtedness incurred by the Company in the ordinary course of business is less than $125,000 (excluding legal and accounting fees related to this transaction, annual insurance payments and accrued interest owing to UICI).

        3.16 BROKERS AND FINDERS. The Company has not employed any broker or finder or incurred any Liability for any financial advisory fees, or brokerage fees, commissions or finder's fees in connection with this Agreement.

        3.17 CONFLICTS OF INTEREST. No officer or director of the Company (or any member of any family of such officer or director) has any direct or indirect interest in any creditor, competitor, supplier, customer or agent of the Company.

        3.18 CUSTOMERS. No licensee which engages the services of or acquires Intellectual Property from Company has terminated or, to the knowledge of the Company, threatened to terminate or decrease its relationship with the Company. As of the Closing Date, the Company is not required to provide any bonding or other financial security arrangements in connection with any transactions with any customers or suppliers.

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        3.19 REAL ESTATE. Schedule 3.19 attached hereto is a true and complete schedule of all leases of real estate to which the Company is a party and all parcels of real estate in which the Company holds a title or leasehold interest. All such leases are in full force and effect, the Company shall have the quiet and peaceful possession of the properties covered thereby, and none of the lessors thereunder are in material default under any of the terms thereof.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to the Company as follows:

        4.1 ORGANIZATION AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has full corporate power to execute, deliver and perform this Agreement and all other agreements and documents to be executed and delivered by it in connection herewith.

        4.2 AUTHORITY; NONCONTRAVENTION. Buyer has the necessary corporate powers and authority to execute and deliver this Agreement and to perform the obligations to be performed by Buyer hereunder, and this Agreement is valid and binding upon Buyer and enforceable in accordance with its terms. The execution and delivery of this Agreement will not (a) violate any Law, (b) conflict with, result in a breach of, constitute a default under, result in acceleration of, create in any Person the right to accelerate, modify or cancel, or require any notice under any contract to which Buyer is a party or by which Buyer is bound or which any of its assets are subject, (c) violate the articles of incorporation or bylaws of Buyer, or (d) result in acceleration of any obligation under, or constitute an event of default under, any order, judgment or decree to which Buyer is bound. Except as specifically set forth in this Agreement, no approval, authorization, license, permit or other action by, or filing with, any Governmental Authority or non-governmental third party, or of the shareholders or directors of Buyer is required that has not been obtained in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

        4.3 NO PUBLIC SALE OR DISTRIBUTION. Buyer is acquiring the Purchased Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Purchased Stock for any minimum or other specific term and reserves the right to dispose of the Purchased Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

        4.4 ACCREDITED INVESTOR STATUS. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

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        4.5 RELIANCE ON EXEMPTIONS. Buyer understands that the Purchased Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Purchased Stock.

        4.6 INFORMATION. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Stock which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained herein. Buyer understands that its investment in the Purchased Stock involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Stock.

        4.7 NO GOVERNMENTAL REVIEW. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Stock or the fairness or suitability of the investment in the Purchased Stock nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Stock.

        4.8 TRANSFER OR RESALE. Buyer understands that: (i) the Purchased Stock have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) sold, assigned or transferred pursuant to an exemption from such registration, and (ii) neither the Company nor any other Person is under any obligation to register the Purchased Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Purchased Stock may be pledged in connection with a bona fide margin account or other loan secured by the Purchased Stock and such pledge of Purchased Stock shall not be deemed to be a transfer, sale or assignment of the Purchased Stock hereunder, and Buyer may effect a pledge of Purchased Stock without providing the Company with any notice thereof or otherwise making any delivery to the Company pursuant to this Agreement or any other agreement executed in connection herewith; provided, that in order to make any sale, transfer or assignment of Purchased Stock, Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

        4.9 LEGENDS. Buyer understands that the certificates or other instruments representing the Purchased Stock, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

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               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN EXEMPTION FROM REGISTRATION THEREUNDER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

        The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Stock upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Purchased Stock are registered for sale under the Securities Act, or (ii) such holder provides the Company with reasonable assurance that the Purchased Stock can be sold, assigned or transferred without registration under the Securities Act.
        4.10 BROKERS AND FINDERS. Buyer has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finder's fees in connection with this Agreement.

                                    ARTICLE V
                                     CLOSING

        5.1 CLOSING. If the conditions to the parties' obligations enumerated below in Sections 5.2 and 5.3 are satisfied, consummation of the transactions contemplated hereby (the "Closing") shall take place on April 15, 2004 (the "Closing Date") at the offices of Gardner Carton & Douglas LLP, or on such other date, including such earlier date, or at such other location as the parties may agree. The transfers and deliveries herein contemplated will be mutually interdependent and regarded as occurring simultaneously; and no such transfer or delivery will become effective until all of the transfers and deliveries provided for in Sections 5.2 and 5.3 have been consummated.

        5.2 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to perform this Agreement is subject to satisfaction (or written waiver by Buyer in Buyer's sole discretion) of the following conditions at or before the Closing, it being an explicit condition that all agreements and documents to be delivered to Buyer which are not attached as Schedules (and therefore deemed satisfactory to Buyer) must be in form and substance reasonably satisfactory to Buyer:

               5.2.1 AGREEMENTS PERFORMED. The Company shall have performed all of the obligations under this Agreement to be performed by it at or before the Closing, and Buyer shall have received a certificate to such effect, executed by the Company and dated as of the Closing Date;

               5.2.2 REPRESENTATIONS ACCURATE. The representations and warranties of the Company contained herein will continue to be accurate in all material respects just as if made as of the Closing, without giving effect to any supplemental disclosure, update or modification of any Schedule hereto, and Buyer shall have received a certificate to such effect, executed by the Company and dated as of the Closing Date;

               5.2.3 NO CHANGE. There will have been no material adverse changes in the financial condition, results of operations, assets, business or prospects of the Company;

               5.2.4 LEGAL ACTION. There will be no pending or threatened legal action or inquiry which challenges the validity or legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the transactions contemplated by this Agreement;

               5.2.5 STOCK CERTIFICATES. Buyer will have received stock certificates duly endorsed by authorized officers of the Company in Buyer's name, representing the issuance and transfer of the Purchased Stock to Buyer, free of all Liens, as well as all other documents to be delivered pursuant to
Section 5.5.1 hereof;

               5.2.6 SHAREHOLDERS' AGREEMENT. Buyer will have entered into a Stockholders' Agreement with the Company and all other shareholders of the Company under terms satisfactory to Buyer;

               5.2.7 DEALINGS WITH UICI. The Company will have paid and satisfied all obligations to UICI in full and presented documentary evidence of such payment to Buyer's satisfaction. The Company will also have redeemed any stock in the Company owned by UICI under terms satisfactory to Buyer. The Company will also have terminated all other agreements with UICI including without limitation the Marketing Agreement, the Note Purchase Agreement, the Registration Rights Agreement and the Co-Sale Agreement, each between the Company and UICI, under terms satisfactory to all parties, including Buyer; and

               5.2.8 NO EXERCISE OF PREEMPTIVE RIGHTS. The Company shall have furnished to Buyer waivers or agreements not to exercise any existing preemptive rights in connection with the Purchased Stock, executed by any person or entity holding any such preemptive right.

               5.2.9 OTHERS. Buyer will have received each other document required to be delivered to Buyer hereunder.

        5.3 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to perform this Agreement is subject to satisfaction (or written waiver of the Company in the Company's sole discretion) of the following conditions at or before the Closing, it being an explicit condition that all agreements and documents to be delivered to the Company which are not attached as Schedules (and therefore deemed satisfactory to the Company) must be in form and substance reasonably satisfactory to the Company:

               5.3.1 AGREEMENTS PERFORMED. Buyer will have performed all of the obligations under this Agreement to be performed by it at or before the Closing;

               5.3.2 REPRESENTATIONS ACCURATE. The representations and warranties of Buyer contained herein will continue to be accurate in all material respects just as if made as of the Closing without giving effect to any supplemental disclosure, update or modification of any Schedule hereto pursuant to Section 5.4.3 hereof;

               5.3.3 LEGAL ACTION. There will be no pending or threatened legal action or inquiry which challenges the validity or legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the transactions contemplated by this Agreement;

               5.3.4 OTHERS. The Company will have received each other document required to be delivered to them hereunder.

        5.4    CLOSING COVENANTS.

               5.4.1 SUPPLEMENTAL DISCLOSURE. Until the Closing, the parties hereto will immediately notify the other party of any event or circumstance that:

                      (a) makes it necessary to correct any representation and
               warranty in Article III or IV that has been rendered inaccurate thereby; or

                      (b) arises hereafter and which, had it existed on or prior to the date hereof, would have resulted in an inaccuracy in a representation and warranty in Article III or IV.

               5.4.2 SATISFACTION OF CONDITIONS. The Company agrees to use its best efforts to cause each of the conditions set forth in Section 5.2 to be satisfied at or before the Closing. Buyer agrees to use its best efforts to cause each of the conditions set forth in Section 5.3 to be satisfied at or before the Closing.

               5.4.3  TERMINATION. This Agreement may be terminated:

                      (a) by written agreement of Buyer and the Company; or

                      (b) by Company, if there has been a material breach by
               Buyer of any of the Buyers' representations, warranties, covenants or agreements set forth in this Agreement which breach cannot be cured after 20 days advanced written notice to the Buyer; or

                      (c) by the Buyer, if there has been a material breach by
               the Company or its Subsidiaries of any of the Company's representations, warranties, covenants or agreements set forth in this Agreement which breach cannot be cured after 20 days advanced written notice to the Company or its Subsidiaries.

If this Agreement is terminated pursuant to paragraph (a) of this Section, all provisions of this Agreement will become void without any liability on the part of any party. If this Agreement is terminated pursuant to paragraph (b) of this Section, all rights and remedies of each party hereunder and all other provisions hereof related thereto will survive termination to the extent required so that any party responsible for any breach or nonperformance of its obligations hereunder prior to termination will remain liable for the damages resulting therefrom. All rights and remedies of each party hereunder and all other provisions hereof related thereto will survive termination to the extent required so that any party responsible for any breach or nonperformance of its obligations hereunder prior to termination will remain liable for the damages resulting therefrom.

        5.5 CLOSING DELIVERIES. At the Closing, the parties hereto will make the transfers and deliveries hereinafter set forth. The transfers and deliveries herein contemplated will be mutually interdependent and regarded as occurring simultaneously; and no such transfer or deliver will become effective until all of the transfers and deliveries provided for hereunder have been consummated. The transfers and deliveries herein contemplated will be deemed to have occurred and the Closing will be effective as of the close of business on the Closing Date.

               5.5.1 DELIVERIES FROM THE COMPANY TO BUYER. At the Closing, the Company shall deliver or cause to be delivered the following to Buyer:

                      (a) certificates representing all of the Purchased Stock
               duly endorsed by authorized officers of the Company, fully registered in the name of Buyer and duly recorded on the shareholder and transfer records of Company, free of all Liens and assessments; and

                      (b) such other documents reasonably requested by Buyer to
               be delivered to Buyer in order to effectuate the transactions contemplated hereby.

               5.5.2 DELIVERIES FROM BUYER TO THE COMPANY. At the Closing, Buyer shall deliver or cause to be delivered to the Company the Purchase Price.

                                   ARTICLE VI
                                    COVENANTS

        6.1    MISCELLANEOUS COVENANTS.

               6.1.1 PUBLICITY. All public announcements relating to this Agreement or the transactions contemplated hereby will be made only as may be authorized written consent of Buyer and Company or as required by Law.

               6.1.2 EXPENSES. Except to the extent otherwise specifically provided herein, each party will pay all of its own respective expenses incident to the transactions contemplated by this Agreement which are incurred by such party or its representatives.

               6.1.3 NO ASSIGNMENT. No assignment of any part of this Agreement or any right or obligation hereunder may be made without the prior written consent of all other parties, and any assignment attempted without that consent will be void.

        6.2    CONFIDENTIALITY.

               6.2.1 CONFIDENTIALITY OBLIGATION. Except for a Required Disclosure (as defined below) each party hereto agrees not to disclose or use, directly or indirectly, any Confidential Information, at any time after execution of this Agreement, and the Closing. In the event of a contemplated Required Disclosure of Confidential Information by a party, such party agrees to use his or its best efforts to provide the other party and the Company an opportunity to object to the disclosure and as much prior written notice as is possible under the circumstances. For purposes of this Section 6.2.1, "Confidential Information" means (i) all information belonging to, used by, or which is in the possession of any party hereto relating to the Company's or its Subsidiaries' or another party hereto's business to the extent such information is not intended to be disseminated to the public or is otherwise not generally known to competitors of the Company or its Subsidiaries, including, but not limited to, information relating to the Company's or its Subsidiaries' products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, or trade secrets and (ii) all information relating to the acquisition of the Purchased Stock by Buyer hereunder, including, without limitation, all strategies, negotiations, discussions, terms, conditions, pricing and other information relating to this Agreement and each other document and agreement delivered in connection herewith. Each party hereto acknowledges that following the Closing all of the Confidential Information will be the exclusive proprietary property of the Company or of the appropriate other parties hereto, as the case may be, whether or not prepared in whole or in part by any party hereto and whether or not disclosed to or entrusted to the custody of any party hereto. Nothing herein shall require any party to withhold from disclosure of any Confidential Information hereunder where disclosure is required by Law, required to be included in either party's financial statements or required for the preparation and submission of any report for any agency, commission or board requiring such information in connection with such party's business (a "Required Disclosure"). Notwithstanding any other provision contained in this Agreement to the contrary, the Buyer may furnish information (including Confidential Information) to third Persons who are agents or employees of the Buyer. From the date of this Agreement until the Closing Date, Buyer and the Company shall not directly or indirectly solicit offers with respect to, negotiate or discuss in any manner any of the transactions contained in this Agreement with any third person or entity.

        6.3 ACCESS TO INFORMATION. Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Buyer reasonable access, during normal business hours during the period prior to the Closing Date, to all of the properties of the Company and, during such period, the Company shall make available to Buyer all information and Books and Records concerning the Company and its properties, business and employees as Buyer may reasonably request.

        6.4 CONDUCT OF BUSINESS. The Company agrees that, from the date hereof through the Closing, except to the extent otherwise permitted by this Agreement or consented to in writing by Buyer, the Company shall:

               (a) operate its business only in the ordinary course of business;

               (b) not enter into or assume any material agreement, contract or instrument relating to the Company or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

               (c) pay accounts payable and other obligations of the Company when they become due and payable in the ordinary course of business;

               (d) use its reasonable efforts to preserve its business organizations intact, to retain the services of its employees and to preserve its goodwill and relationships with customers, suppliers, creditors and others having business relationships with it;

               (e) take such action as may be reasonably necessary to preserve its properties and assets and to maintain its permits and licenses;

               (f) maintain its insurance policies in full force and effect;

               (g) comply with any applicable Law;

               (h) promptly advise Buyer in writing of any material adverse effect on the Company or its business, financial condition or properties and of any event or circumstance which will, or with reasonable certainty will, result in such a material adverse effect on the Company or which will, or with reasonable certainty will, constitute a violation or breach of any representation, warranty or covenant contained in this Agreement;

               (i) review with Buyer all decisions regarding new contracts or extensions or amendments of existing contracts, equipment purchases and sales and other operational decisions involving individually $25,000 or in the aggregate more than $50,000.00;

               (j) except as required by applicable Law or contract, or except as consented to in writing by Buyer, not make or commit to make any salary or wage increase with respect to any officer, employee or agent or enter into, amend or alter any Benefit Plan, trust agreement or arrangement or any employment or consulting contract;

               (k) not pay, discharge or satisfy any Liability or Lien other than current Liabilities reflected in the most recent financial statements of the Company, and current Liabilities incurred since the date of the most recent financial statements of the Company in the ordinary course of business;

               (l) not sell, transfer or otherwise dispose of or encumber any of its cash, assets or properties owned by the Company or its Subsidiaries;

               (m) not declare or pay any dividend or make any distribution with respect to the Stock, or redeem, purchase or otherwise acquire any of its capital stock;

               (n) not modify or amend any of the terms of any of the contracts to which the Company is a party;

               (o) not make any contract or understanding to take any action referred to in Sections 6.4(a) through 6.4(n) above; and

               (p) not take any affirmative action, or fail to take any reasonable action within its control, which would result in any of the changes or events listed in Sections 3.13(a) through 3.13(p).

        6.5 FINANCIAL INFORMATION. From and after the date hereof, the Company shall provide the board with copies of monthly financial statements of the Company and at the same time the Company shall also be distributed to the entire board. Such financial statements shall be delivered to Buyer within five (5) days after such statements become generally available to management of the Company.

        6.6 OFFICERS AND EMPLOYEES. Without incurring any Liability with respect to the Company, the Company shall use best efforts to cause all officers and employees of the Company to remain with the Company after the Closing Date. Prior to the Closing Date, the Company shall enter into employment agreements with Mr. Harvey C. Gannon and Mr. David R. King under terms as designated or requested by Buyer, including noncompete covenants.

                                   ARTICLE VII
                                 INDEMNIFICATION

        7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in Article III and Buyer in Article IV will survive the Closing and continue to be binding regardless of any investigation made at any time by any party for a period of one (1) year following the Closing Date.

        7.2 INDEMNIFICATION BY THE COMPANY. The Company will indemnify Buyer and its Affiliates (exclusive of the Company and its Subsidiaries) and the shareholders, directors, employees and agents of Buyer and its Affiliates (exclusive of the Company and its Subsidiaries) (collectively, the "Buyer Indemnified Parties") against and hold them harmless from:

               (a) REPRESENTATIONS. All Liability, loss, damage, deficiency or cost (including without limitation reasonable attorneys fees) resulting from or arising out of any inaccuracy in or breach of any representation or warranty by the Company herein or in any other agreement, or document referred to herein and delivered by or on behalf of the Company in connection herewith (except, and only to the extent, that any such agreement or document provides for an economically equivalent remedy to Buyer as is provided hereunder, the intentions of the parties being to avoid any duplication of recovery for any breach hereunder); provided, however, in no event shall this subsection (a) apply to any inaccuracy or breach caused by an event which occurs after the Closing;

               (b) COVENANTS. All Liability, loss, damage, deficiency or cost (including without limitation reasonable attorneys fees) from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by the Company herein or in any other agreement or document referred to herein and delivered by or on behalf of the Company in connection herewith (except, and only to the extent, that any such agreement or document provides for an economically equivalent remedy to Buyer as is provided hereunder, the intentions of the parties being to avoid any duplication of recovery for any breach thereunder).

        7.3 INDEMNIFICATION BY BUYER. The Buyer will indemnify Company and its agents (collectively, the "Company Indemnified Parties") against and hold them harmless from:

               (a) REPRESENTATIONS. All Liability, loss, damage, deficiency or cost (including without limitation reasonable attorneys fees) from or arising out of any inaccuracy in or breach of any representation or warranty by Buyer herein or in any other agreement, or document referred to herein and delivered by or on behalf of Buyer in connection herewith (except, and only to the extent, that any such agreement or document provides for an economically equivalent remedy to the Company as is provided hereunder, the intentions of the parties being to avoid any duplication of recovery for any breach hereunder);

               (b) COVENANTS. All Liability, loss, damage or deficiency resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Buyer herein or in any other agreement or document referred to herein and delivered by or on behalf of Buyer in connection herewith (except, and only to the extent, that any such agreement or document provides for an economically equivalent remedy to the Company as is provided hereunder, the intentions of the parties being to avoid any duplication of recovery for any breach thereunder).

        7.4 INDEMNIFICATION CONTROL. Each Indemnified Party under this Section 7 shall, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party in respect of which indemnity may be sought under this Section 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 7 unless, and only to the extent that, such omission results in the Indemnifying

Party's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Indemnifying Party and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action or proceeding if, in the opinion of counsel to such Indemnified Party, (i) there are or may be legal defenses available to such Indemnified Party or to other indemnified parties that are different from or additional to those available to the Indemnifying Party which counsel selected by the Indemnifying Party is not pursuing to the reasonable satisfaction of the Indemnified Party, or (ii) any conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable; provided, however, that in no event shall the Indemnifying Party be required to pay fees and expenses under this Section 7 for more than one firm of attorneys representing the indemnified parties in any jurisdiction in any one legal action or group of related legal actions. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to any matter subject to indemnification hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise. "Indemnifying Party" means the Company as indemnifying party under Section 7.2, and the Buyer as indemnifying party under Section 7.3, as the case may be.

                                  ARTICLE VIII
                                  CONSTRUCTION

        8.1 DEFINITIONS. When used in this Agreement, the following terms in all of their tenses and cases will have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

        "Affiliate" of any Person means any person directly or indirectly controlling, controlled by, or under common control with, any such Person and any officer, director or controlling person of such Person.

        "Books and Records" means all books and records of the Company relating to the Company's business and properties, including, but not limited to, (i) all books and records relating to the purchase of materials and supplies, sales of products, dealings with customers, invoices, suppliers' lists and personnel records, (ii) all contracts, reports, opinions, maps and other documents affecting the title to or the value of the properties of the Company, (iii) tax returns, and (iv) all financial and operating data, files and other information with respect to the Company's business and properties.

        "Buyer" means National Education Loan Network, Inc., a Nevada corporation.

        "Closing" and "Closing Date" are defined in Section 5.1.

        "Company" means infiNET Integrated Solutions, Inc., an Illinois corporation.

        "Company Indemnified Parties" is defined in Section 7.3.

        "Confidential Information" is defined in Section 6.2.1.

        "GAAP" means generally accepted accounting principles.

        "Governmental Authority" means any federal, provincial, municipal, state, regional or local authority, agency, body, court or instrumentality, regulatory or otherwise, domestic or foreign, which, in whole or in part, was formed by or operates under the auspices of any federal, provincial, municipal, state, regional or local government, domestic or foreign.

        "Law" means any common law and any federal, provincial, municipal, state, regional, local or foreign law, bylaw, rule, statutes, ordinance, rule, order or regulation.

        "Liabilities" means responsibilities, obligations, duties, commitments, claims and liabilities of any and every kind, whether known or unknown, accrued, absolute, contingent or otherwise.

        "Lien" means any security interest, lien, charge, covenant, condition, easement, adverse claim, demand, encumbrance, limitation, security interest, option, pledge, warrant, preemption right or any other title defect or restriction of any kind.

        "Person" means any individual, corporation, partnership, association or any other entity or organization.

        "Purchased Stock" means the capital stock the Company acquired by Buyer at the Closing and which at the Closing shall represent 50.0% of the issued and outstanding capital stock (voting and nonvoting) and equity interest in the Company.

        "Purchase Price" is defined in Section 2.1.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiaries" means those set forth in Schedule 3.7 attached hereto.

        "Tax" means any charge or assessment by or liability to any Governmental Authority, including, but not limited to, any deficiency, interest or penalty.

        8.2    NOTICES. All notices shall be in writing delivered as follows:

        (a) If to Buyer:

                      National Education Loan Network, Inc.
                      Attention: Terry J. Heimes
                      121 South 13th Street, Suite 201
                      Lincoln, Nebraska 68508
                      Telephone: 402/458-2303
                      Facsimile: 402/458-2294

               with a copy to:

                      Daniel F. Kaplan
                      Perry, Guthery, Haase
                      & Gessford, P.C., L.L.O.
                      233 South 13th Street, Suite 1400
                      Lincoln, Nebraska 68508
                      Telephone: 402/ 476-9200
                      Facsimile: 402/ 476-0094

        (b) If to the Company:

                      INFINET Integrated Solutions, Inc.
                      Attention: Harvey C. Gannon, CEO and Chairman 1425 East Busch Parkway
                      Buffalo Grove, Illinois 60089
                      Telephone: 847.821.3880
                      Facsimile: 847.821.3881

               with copy to:

                      Gardner Carton & Douglas LLC
                      Attn: John Goebel
                      191 North Wacker Drive
                      Suite 3700
                      Chicago, Illinois  60606
                      Telephone: 312.569.1118
                      Facsimile: 312.569.3118


or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed to have been given two business days after being mailed, and otherwise notices shall be deemed to have been given when received.

        8.3 BINDING EFFECT. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any Person other than the parties any rights or benefits hereunder.

        8.4 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

        8.5 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party. This Agreement shall be construed to be valid and enforceable to the full extent allowed by law. It is agreed that if any part, term or provision of this Agreement is determined to be illegal, unenforceable or in conflict with applicable law, the validity of the remaining terms and provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the term of provision held to be invalid.

        8.6 MODIFICATION. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument which is signed by both parties and which specifically refers to this Agreement.

        8.7 ENTIRE AGREEMENT. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations between the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder. This Agreement shall specifically supersede any prior negotiations, understandings or agreements between the Company and Buyer.


                            [SIGNATURES ON NEXT PAGE]

        INTENDING TO BE LEGALLY BOUND, the parties have signed this Stock Purchase Agreement as of the date first above written.


National Education Loan Network, Inc.


By:     /S/ Mike Dunlap
      --------------------------------------

Title:  CEO
      --------------------------------------


INFINET Integrated Solutions, Inc.


By:     /S/ Harvey Gannon
      --------------------------------------

Title:  CEO
      --------------------------------------